EX-99.11.a
CONSENT OF COUNSEL
We hereby consent to the use of our name and to the reference to our firm under the caption “Federal Income Tax Considerations of the Merger” in the Joint Proxy Statement/Prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-14 for Invesco Van Kampen High Income Trust II (File No. 333-180591).

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
May 15, 2012